Exhibit 10.16

FIRSTAMENDMENT TO

SUN HYDRAULICS CORPORATION

401(k) AND ESOP RETIREMENT PLAN

The Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan (hereinafter referred to as the “Plan”) provides in Section 8.1 for subsequent plan amendments. Sun Hydraulics Corporation (“Company”) now wishes to amend the Plan in the manner described below to provide basic matching contributions for employees of High Country Tek (“HCT”). The Plan is therefore amended effective as of April 1, 2016, as follows:

1.Section 1.25 of the Plan, defining the term “ESOP Account,” is amended to read as follows:

“ESOP Account” means the account established and maintained by the Administrator for each Participant (other than, prior to April 1, 2016, an HCT Employee) with respect to such Participant’s total interest in the Plan and Trust resulting from Employer Non-Elective Contributions that are made in Employer Stock or that resulted in an allocation of Employer Stock or allocations of Employer Stock Forfeitures, and which currently is invested in Employer Stock.  A separate accounting shall be maintained with respect to those portions (if any) of the Company Stock Account attributable to Elective Contributions and to employer contributions.  A separate accounting shall also be maintained with respect to that portion of the ESOP Account attributable to the Participant’s election pursuant to Section 5.10 below to reinvest cash dividends in Employer Stock.

2.Section 1.53 of the Plan, defining the term “Participant’s Account,” is amended to read as follows:

“Participant’s Account” means the account established and maintained by the Administrator for each Participant (other than, prior to April 1, 2016, an HCT Employee) with respect to such Participant’s total interest in the Plan and Trust (if any) resulting from the Employer Non-Elective Contributions.  Notwithstanding the foregoing, the Participant’s Account shall not include Employer Stock resulting from Employer Non-Elective Contributions.

3.Section 1.60 of the Plan, defining the term “Period of Service,” is amended by revising its first sentence to read as follows:

“Period of Service” means the aggregate of all periods commencing with the Employee’s first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service (or, for an HCT Employee, the first day on which he or she performed an Hour of Service for High Country Tek).

4.Section 4.1 of the Plan, entitled “Formula for Determining Employer Contribution,” is hereby amended to replace the present Subsection 4.1(h) with the following Subsections 4.1(h), (i) and (j), to read as follows:

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(h)An HCT Employee shall not be considered a Participant eligible for matching contributions pursuant to Section 4.1(b) and Section 4.1(c) or for discretionary employer profit sharing contributions pursuant to Section 4.1(e), except as provided below.  However, effective on and after April 1, 2016, a Participant who is an HCT Employee shall be eligible for employer matching contributions pursuant to Subsection (i) below and employer profit sharing contributions to the extent provided in Subsection (j) below.

(i)For periods beginning on an after April 1, 2016, a Participant who is an HCT Employee shall be eligible to have matching contributions made to the Plan on his or her behalf for payroll periods ending after April 1, 2016 to the extent specified in Section 4.5(b), in an amount equal to 50% of the Deferred Compensation such HCT Employee makes to the Plan for the payroll period (up to the maximum percentage of pay deferred specified in the following paragraph).  Such matching contribution shall be deemed an Employer Non-Elective Contribution.  Such matching contributions shall be made in cash.

Except, however, in applying the matching percentage specified in the preceding paragraph, only salary reductions up to the following percentage of payroll period Compensation, based on the HCT Employee’s whole year Periods of Service, shall be considered.

Periods of Service	% of Compensation

Less than 3 years	3%
At least 3 years but less than 5 years	4%
At least 5 years but less than 7 years	5%
7 or more years	6%

(j)In addition, effective on and after April 1, 2016, a Participant who is an HCT Employee shall be eligible for employer profit sharing contributions equivalent to the employer discretionary employer profit sharing contributions pursuant to Section 4.1(e).   The exact amount, if any, of such discretionary profit-sharing contribution shall be determined each year by the Employer, and may (but need not be) determined as the same percentage of Compensation or other formula the Employer is using to determine the discretionary employer profit sharing contributions to be made for other Participants for the same Plan Year pursuant to Section 4.1(e) above. Such discretionary profit-sharing contribution may be made in Employer Stock or cash, as determined by the Board, and will be allocated to the HCT Employee’s ESOP Account.

5.Section 4.5 of the Plan, entitled “Allocations,” is revised by replacing Subsection 4.5(b)(4) with the following, effective on and after April 1, 2016.

(4)

Notwithstanding the foregoing, an HCT Employee shall be a Participant for purposes of Subsection 4.1(a) and for purposes of matching contributions described in Subsection 4.1(i) and employer profit sharing contributions, as described in Subsection 4.1(j), but shall not be considered a Participant eligible for discretionary matching or profit sharing contributions under Subsections 4.1(b), (c) and (e). For purposes of Subsection 4.1(i), effective on and after April 1, 2016, a Participant who is an HCT Employee during the Plan Year shall be eligible for the matching contributions described in Subsection 4.1(i) for each payroll period in which he or she is actively employed as an HCT Employee, regardless of

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whether he or she continues to be employed on the last day of the Plan Year or has completed at least 1,000 Hours of Service during the Plan Year.

Effective on and after April 1, 2016, HCT Employees (but only those HCT Employees who are actively employed by the Employer on the last day of the Plan Year) shall be eligible to share in the discretionary employer profit sharing contributions described in Subsection 4.1(j) for the Plan Year.

6.Section 4.8 of the Plan, entitled “Actual Contribution Percentage Tests,” is amended by revising Subsection 4.8(b)(1) to read as follows:

(1)	the sum of Employer matching contributions made pursuant to Section 4.1(b), Section 4.1(c) and/or Subsection 4.1(i) on behalf of each such Participant for such Plan Year; to

7.In all other respects, the terms of the Plan, as amended to date, are hereby ratified and confirmed.

IN WITNESS WHEREOF, Sun Hydraulics Corporation has caused this First Amendment to the Plan to be executed by its duly authorized representative this __ day of March, 2016.

SUN HYDRAULICS CORPORATION

Witness:

By:

Tricia L. Fulton, Chief Financial Officer

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SECOND AMENDMENT TO

SUN HYDRAULICS CORPORATION
401(k) AND ESOP RETIREMENT PLAN

(as restated effective January 1, 2012)

The Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan (hereinafter referred to as the “Plan”) provides in Section 8.1 for subsequent plan amendments.  Sun Hydraulics Corporation (the “Company”) now wishes to amend the Plan in the manner described below to permit hardship distributions to be made to participants who have been affected by Hurricane Irma, as provided under IRS Announcement 2017-13. The Plan is therefore amended effective as of September 4, 2017, as follows:

1.Section 7.11 of the Plan, entitled “Advanced Distribution for Hardship,” is hereby amended to add a new subsection 7.11(f) to the end thereof, effective as of September 4, 2017, to read as follows:

(f)Special Rules for Hurricane Irma-Related Hardship Distributions. The following provisions shall apply to distributions on account of a financial hardship to qualified Plan Participants as a result of Hurricane Irma (a “Qualified Hurricane Irma-related Distribution”).  The normal rules in this Section 7.11 relating to hardship distributions apply to a Qualified Hurricane Irma-related Distribution, except as provided in this subparagraph (f).

(1)A Qualified Hurricane Irma-related Distribution may be made on or after September 4, 2017 and before February 1, 2018.

(2)A Qualified Hurricane Irma-related Distribution shall be available to a Participant whose principal residence or primary place of employment on September 4, 2017 was in one of the following counties in Florida identified for individual assistance by the Federal Emergency Management Agency (FEMA): Alachua, Baker, Bradford, Brevard, Broward, Charlotte, Citrus, Clay, Collier, Columbia, DeSoto, Duval, Flagler, Gilchrist, Glades, Hardee, Hendry, Hernando, Highlands, Hillsborough, Indian River, Lake, Lee, Levy, Manatee, Marion, Martin, Miami-Dade, Monroe, Nassau, Okeechobee, Orange, Osceola, Palm Beach, Pasco, Pinellas, Polk, Putnam, Sarasota, Seminole, St. Johns, St. Lucie, Sumter, Suwannee, Union, and Volusia.  A Qualified Hurricane Irma-related Distribution shall also be available to a Participant who had an ascendant, descendant, dependent or spouse who had a primary residence or principal place of employment in one of those counties on September 4, 2017.

(3)A Qualified Hurricane Irma-related Distribution may be made for any immediate and heavy financial need arising from Hurricane Irma, and is not restricted to the reasons specified in subparagraph 7.11(a).

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(4)The six-month suspension of elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer, as required in subparagraph 7.11(b)(3), does not apply to a Participant who receives a Qualified Hurricane Irma-related Distribution.

(5)A Participant may obtain a Qualified Hurricane Irma-related Distribution even if the Participant is eligible to obtain a loan under the Plan or any other plan maintained by the Employer.

(6)A Qualified Hurricane Irma-related Distribution shall be deemed to not violate the prohibitions on early distribution under Section 4.2 that apply to elective contributions made to Code Section 401(k) plans.

IN WITNESS WHEREOF, Sun Hydraulics Corporation has caused this Second Amendment to the Plan to be executed by its duly authorized representative this ____ day of September, 2017.

SUN HYDRAULICS CORPORATION

Witness:

By:

Tricia L. Fulton, Chief Financial Officer

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